SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 21, 2004:

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE	1-1657	13-1952290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(302) 363-7300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement in Principle to Settle Asbestos Liability

Crane Co. has reached an agreement in principle with attorneys representing a majority of persons with asbestos-related personal injury claims against Crane Co. (the “Current Claimants”) and an independent representative of potential future claimants with potential asbestos-related personal injury claims against Crane Co. (the “Future Claimants”) to resolve all current and future asbestos-related personal injury claims against Crane Co. The comprehensive asbestos settlement will have two components: first, a trust to pay settlements of asbestos claims by Current Claimants; and second, a trust to pay settlements of claims by Future Claimants, which will be structured and implemented pursuant to Section 524(g) of the U.S. Bankruptcy Code.

Settlement of Current Claims

On October 21, 2004, MCC Holdings, Inc., an indirect wholly owned subsidiary of Crane Co. formerly known as Mark Controls Corporation (“MCC”), entered into Master Settlement Agreements with representatives of a majority of Current Claimants who were diagnosed with asbestos-related personal injuries prior to June 9, 2004. A copy of the form of Master Settlement Agreement is being filed as Exhibit 10.1 to this Form 8-K. At the same time, MCC and the representatives of Current Claimants entered into a MCC Settlement Trust Agreement, which provides for a $280 million trust (the “MCC Settlement Trust”) to be funded and administered to pay asbestos-related personal injury claims settled under the Master Settlement Agreements. A copy of the MCC Settlement Trust Agreement is being filed as Exhibit 10.2 to this Form 8-K. Under the terms of the Master Settlement Agreements, eligible Current Claimants who meet all criteria to qualify for payment, as set forth in the Master Settlement Agreements, are entitled to receive up to ninety percent (90%) of the value of their agreed settlement amount from the MCC Settlement Trust and retain a claim against MCC for the unpaid balance. The remaining unpaid balance of the agreed settlement amount will be payable by the Post-Petition Trust (as defined below). MCC may terminate the Master Settlement Agreements during the next 125 days if it determines that an insufficient number of Current Claimants have agreed to become parties to the settlement or if there is a material change in the case law regarding Section 524(g) trusts. See the section entitled “Settlement of Future Claims” for more information on the Post-Petition Trust.

Pursuant to the Master Settlement Agreements, the MCC Settlement Trust is to be funded by:

•	A cash contribution from MCC in the amount of $10 million on October 21, 2004; and

•	A demand note from Crane Co. in the principal amount of $270 million with interest at the rate of 1.77 percent per annum, which will not be eligible to be drawn upon before February 23, 2005.

Settlement of Future Claims

In connection with the Master Settlement Agreements, Crane Co. and MCC reached an agreement in principle on a proposed “pre-packaged” filing of a plan of reorganization for MCC and Crane Co.’s U.S. fluid handling subsidiaries under Chapter 11 of the Bankruptcy Code (the “Plan”), which is anticipated to occur in March 2005. The agreement was reached both with representatives of the Current Claimants and with a representative of the Future Claimants. The Company has received a Letter of Support from the representative of the Future Claimants, which is being filed as Exhibit 10.3 to this Form 8-K.

The Plan will provide for the creation of a separate $230 million trust (the “Post-Petition Trust”) in addition to the MCC Settlement Trust. Under the Plan, all asbestos claims of the Current Claimants and the Future Claimants, including the unpaid portion of previously settled claims against Crane Co. and its subsidiaries, will be channeled to the Post-Petition Trust. The Plan contemplates that the Bankruptcy Court will issue an injunction under Section 524(g) of the Bankruptcy Code in connection with the confirmation of the Plan, pursuant to which Crane Co., MCC, the other filing entities and all other Crane Co. affiliates will be protected from future asbestos-related personal injury claims. The channeling injunction is an essential element of the Plan, and issuance of the channeling injunction requires that at least seventy-five percent (75%) of the votes cast by asbestos claimants entitled to vote on the Plan must have been cast in favor of the Plan.

The Plan sets forth distribution procedures for the allocation of funds to the claimants. The Plan provides that, in addition to the Post-Petition Trust claims, the unpaid portion of the claims that were settled pursuant to the Master Settlement Agreements will be entitled to distributions from the Post-Petition Trust.

Upon final Court approval of the Plan, the Post-Petition Trust will be funded as follows:

•	A cash contribution from MCC in the amount of $10 million;

•	$70 million in the form of Crane Co. stock or cash, at Crane Co.’s option; and

•	A 20 year promissory note from Crane Co. in the principal amount of $150 million, payable in equal semi-annual installments with interest at the rate of six percent per annum.

The only operations of Crane Co. that will be included in the pre-packaged Chapter 11 filing will be those of MCC that comprise the Company’s U.S. fluid handling businesses, including Crane Valves North America (domestic only), Crane Nuclear, Inc. (which also does business as Crane Valve Services), Pacific Valves, Resistoflex-Industrial, Xomox

Corporation (domestic only), Crane Pumps & Systems, Inc. (domestic only) and Crane Environmental, Inc. (formerly Cochrane).

The comprehensive asbestos settlement is subject to, among other things, execution of Master Settlement Agreements with additional representatives for Current Claimants, acceptance of a plan of reorganization by Current Claimants and the representative of Future Claimants and Bankruptcy Court approval, and there being no material change in case law governing Section 524(g) trusts.

Effects on Financial Reporting

In prior periods, the liability recorded for asbestos claims constituted management’s best estimate, based on the Company’s past experience, of costs for pending and reasonably anticipated future claims through 2007, including estimated amounts recoverable from insurers. As discussed above, the Company has reached an agreement in principle with attorneys representing a majority of Current Claimants and an independent representative of Future Claimants to resolve all current and future asbestos claims against the Company, subject to certain Bankruptcy Court proceedings and other contingencies. As a result the Company has adjusted the asbestos liability to reflect the full amount of the proposed settlement and certain related costs. The aggregate charge in the third quarter 2004 is based on a gross settlement cost of $510 million and additional costs of $68 million for asbestos-related settlement and defense costs and professional fees and expenses, partly offset by anticipated insurance recoveries of $153 million (using a 30% recovery assumption) and existing reserves of $103 million, resulting in a total pre-tax, non-cash asbestos charge of $322 million. After anticipated tax benefits of $109 million, the total after-tax charge for the third quarter 2004 was $213 million, or $3.60 per share.

In the event that the settlement is not consummated in accordance with the terms set forth in the Master Settlement Agreement and the attached proposed plan terms, the ultimate liability for the resolution of asbestos-related claims could be substantially revised. Such a revision could have a material impact on the Company’s financial position, results of operations and cash flows.

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition.

On October 21, 2004, Crane Co. announced its results of operations for the quarter ended September 30, 2004 and an agreement in principle to resolve all current and future asbestos claims. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 with respect to the creation of direct financial obligations in connection with Crane Co.’s comprehensive asbestos settlement.

Section 7 — Regulation FD Disclosure

Item 7.01.	Regulation FD Disclosure.

Additional information regarding matters described in Item 1.01, in the form of presentation slides for use in connection with Crane Co.’s investor conference call scheduled for October 22, 2004, is being furnished as Exhibit 99.2 to this Form 8-K.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 8 – Other Events

Item 8.01.	Other Events.

The following information is provided in order to update the discussion in the Company’s previously filed reports with respect to contingencies.

Asbestos

As of September 30, 2004, the Company was a defendant in cases filed in various state and federal courts alleging injury or death as a result of exposure to asbestos. Activity related to asbestos claims during the periods indicated was as follows:

	Year Ended December 31, 2003	Three Months Ended			Nine Months Ended September 30,
		March 31, 2004	June 30, 2004	September 30, 2004
					2004	2003
Beginning claims	54,038	68,606	71,881	75,428	68,606	54,038
New claims	19,115	3,769	4,022	4,281	12,072	16,083
Settlements	(3,883)	(237)	(252)	(422)	(911)	(3,591)
Dismissals	(664)	(257)	(223)	(655)	(1,135)	(378)

Ending claims	68,606	71,881	75,428	78,632	78,632	66,152

Of the 78,632 pending claims as of September 30, 2004, approximately 25,000 claims were pending in New York and approximately 33,000 claims were pending in Mississippi.

The gross settlement and defense costs (before insurance recoveries and tax effects) for the Company in the nine months ended September 30, 2004 totaled $14.3 million and $18.0 million, respectively. The Company’s total pre-tax cash payments for settlement and defense costs net of the Company’s cost sharing arrangement with insurers amounted to $18.3 million in the nine months ended September 30, 2004. Detailed below are the comparable amounts for the periods indicated.

	Year Ended Dec 31, 2003	Three Months Ended				Nine Months Ended September 30,		Cumulative to date through Sept 30, 2004
		March 31, 2004	June 30, 2004	Sept 30, 2004	Sept 30, 2003
(In Millions)						2004	2003
Settlement costs (1)	$11.9	$4.1	$4.9	$5.3	$4.0	$14.3	$7.8	$35.9
Defense costs (1)	9.2	5.5	6.4	6.1	2.6	18.0	7.1	40.3

Total costs	21.1	9.6	11.3	11.4	6.6	32.3	14.9	76.2
Pre-tax cash payments (2)	7.9	5.8	5.8	6.7	2.3	18.3	6.2	29.9

(1)	Before insurance recoveries and tax effects

(2)	Net of cost sharing arrangements with insurers. Amounts include advance payments to third parties that are reimbursable by insurers.

Environmental

For environmental matters, the Company records a liability for estimated remediation costs when it is probable that the Company will be responsible for such costs and they can be reasonably estimated. Generally, third party specialists assist in the estimation of remediation costs. The environmental remediation liability at September 30, 2004 is primarily for the former manufacturing site in Goodyear, Arizona (the “Site”) discussed below.

The Site was operated by UniDynamics/Phoenix, Inc. (“UPI”), which became an indirect subsidiary of the Company in 1985 when the Company acquired UPI’s parent company UniDynamics Corporation. UPI manufactured explosive and pyrotechnic compounds, including components for critical military programs, for the U.S. government at the Site from 1962 to 1993, under contracts with the Department of Defense and other government agencies and certain of their prime contractors. No manufacturing operations have been conducted at the Site since 1994. The Site was placed on the National Priorities List in 1983, and is now part of the Phoenix-Goodyear Airport North Superfund site. In 1990 the Environmental Protection Agency (“EPA”) issued administrative orders requiring UPI to design and carry out certain remedial actions, which UPI has done. Groundwater extraction and treatment systems have been in operation at the Site since 1994. A soil vapor extraction system was in operation from 1994 to 1998, was restarted in 2004, and is currently in operation. Since 1994 the on-site groundwater treatment facility and soil vapor extraction system have removed approximately 46,000 pounds of trichloroethylene (“TCE”) from the soil and groundwater at the Site.

In September 2004, after extensive negotiations regarding the scope of work to be undertaken at the Site largely due to the detection of perchlorate during routine testing, the Company reached agreement with the EPA on a work plan for further investigation and remediation activities at the Site. This agreement is expected to be incorporated into a consent decree between the Company and the EPA in the near future. The Company recorded a before-tax charge of $40 million in the third quarter 2004 for the estimated costs through 2014 of further environmental investigation and remediation at the Site, based on this agreement in principle with the EPA.

The investigation, monitoring and remediation activities undertaken by the Company at the Site have cost over $25 million since 1985. In November 2003, the Company and UPI brought suit under Section §113 of the Comprehensive Environmental Response, Compensation and Liability Act against the federal government and several of its agencies for contribution and indemnification for these costs. As investigation and clean-up activities at the Site are expected to continue for a number of years, the Company’s action against the government also seeks indemnification with respect to future costs. Although the Company has been in discussions with the government concerning these claims, the government to date has not agreed to commit to paying any contribution to clean-up costs at the Site. In 2003 the EPA submitted to the Company a claim for approximately $2.8 million in its past costs allegedly incurred at the Site, and the Company has requested and is reviewing the EPA’s supporting documentation of these costs. In August 2004 the EPA advised the Company that a formal demand for an additional $3.5 million in EPA past costs should be expected by the Company.

On July 8, 2004, the Environment & Natural Resources Division of the U.S. Department of Justice filed a lawsuit against the Company and UPI seeking reimbursement of the $2.8 million in alleged costs. The government’s action also seeks an injunction requiring UPI to comply with the terms of two earlier administrative orders; entry of a declaratory judgment regarding the Company’s and UPI’s liabilities; and both civil penalties and punitive damages. The Company has instructed its attorneys to continue to vigorously pursue the Company’s claim against the government, and to defend the counter-suit by the Department of Justice, with the objective of reaching a fair and reasonable allocation of liability for past and future costs in the context of a prudent and scientifically sound plan for the further investigation and clean-up of the Site. The Company does not believe that the ultimate liability for costs to be incurred in connection with the Site will have a material effect on the Company’s financial condition or cash flows; however, there can be no assurance that such costs will not have a material adverse effect on the Company’s results of operations in any given period.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

A copy of the Crane Co. Quarterly Financial Data Supplement for the Quarter ended September 30, 2004 is being furnished as Exhibit 99.3 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated:	October 21, 2004	By:	/s/ Eric C. Fast
Eric C. Fast
President, Chief Executive Officer
and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

10.1	Master Settlement Agreement dated as of October 21, 2004, among MCC Holdings, Inc.; specified subsidiaries of MCC Holdings, Inc.; Connecticut Valley Claims Services Company, Inc.; Worldwide Integrated Services Company, Inc.; the MCC Settlement Trust; the Claimants Representative Committee; and specified Asbestos Claimants.

10.2	MCC Settlement Trust Agreement dated as of October 21, 2004, among MCC Holdings, Inc., Mark M. Gleason in his capacity as Active Trustee, Wilmington Trust Company in its capacity as Delaware Trustee and the Claimants Representative Committee.

10.3	Letter of Support dated October 21, 2004 from David T. Austern, in his capacity as Future Claimants Representative.

99.1	Press Release dated October 21, 2004, issued by Crane Co.

99.2	Slide Presentation dated October 21, 2004, issued by Crane Co.

99.3	Crane Co. Quarterly Financial Data Supplement for the quarter ended September 30, 2004.